                                  EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts," and to the use of our report dated January 20, 1998, with respect to the financial statements of Peerless Group, Inc., included in the Proxy Statement of Peerless Group, Inc. and the Registration Statement Amendment No. 1 (Form S-4 No. 333-66185) and Prospectus of Jack Henry & Associates, Inc. for the registration of 794,764 shares of its common stock.



                                             /s/ ERNST & YOUNG, LLP


Dallas, Texas
November 9, 1998